EXHIBIT 99.2

JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date:	7/15/24
Name:	Andrew Prodromos
Title:	Attorney-in-Fact

INSIGHT VENTURE ASSOCIATES IX, LTD.

By:	/s/Andrew Prodromos	Date:	7/15/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES IX, L.P.
By:	Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	7/15/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS IX, L.P.
By:	Insight Venture Associates IX, L.P., its general partner
By:	Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	7/15/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By:	Insight Venture Associates IX, L.P., its general partner
By:	Insight Venture Associates IX, Ltd. its general partner

By:	/s/Andrew Prodromos	Date:	7/15/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By:	Insight Venture Associates IX, L.P., its general partner
By:	Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	7/15/24
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.
By:	Insight Venture Associates IX, L.P., its general partner
By:	Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	7/15/24
Name:	Andrew Prodromos
Title:	Authorized Officer